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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF JEFFERIES GROUP, INC.

                                                       Place of Formation/
Name of Subsidiary                                        Incorporation
------------------                                        -------------

Jefferies & Company, Inc.                                  Delaware

Jefferies International Limited                            England & Wales

Jefferies Pacific Limited                                  Hong Kong

Jefferies Analytical Trading Group, Inc.                   Delaware

JEF Investment Company                                     Delaware

W & D Securities, Inc.                                     California

Jefferies MB Manager, Inc.                                 Delaware

Jefferies FOF Manager, Inc.                                Delaware

Jefferies Employees Fund of Funds, LLC                     Delaware

Jefferies Venture Capital Fund I, LLC
(formerly, Jefferies Merchant Banking Fund, LLC)           Delaware

Jefferies Partners Opportunity Fund, LLC                   Delaware

Jefferies Partners Opportunity Fund II, LLC                Delaware

Jefferies Advisors, Inc.                                   Delaware

Jefferies Employees Opportunity Fund, LLC                  Delaware

Jefferies Investors (I-XV), LLC                            Delaware

Jefferies (Japan) Limited                                  England & Wales

Jefferies Licensing Corporation                            Delaware